EXHIBIT 23.1

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Safety Insurance Holdings, Ltd.

Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-171494) and Form S-8 (Nos. 333-145541 and 333-153628) of American Safety Insurance Holdings, Ltd., of our reports dated March xx, 2013, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of American Safety Insurance Holdings, Ltd.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 15, 2013